SEPARATION AND SEVERANCE AGREEMENT

AND RELEASE OF CLAIMS

The purpose of this Agreement is to set forth the terms and provisions of a severance agreement agreed to between Alexander Kramer (hereinafter ''Employee") and Heatwurx, Inc. (hereinafter "Employer"), in connection with the termination and severance of the Employee's employment from Employer and to waive and release any claims by the Employee against the Employer.

In consideration of the mutual promises and agreements herein contained, the Employee and Employer agree as follows:

A. Separation of Employment. Employee's last day of employment is October 28, 2014.

B.

Payments by Employer.

1.

The Employer will pay Employee a lump sum of $30,000; less all deductions required by law, (the "Severance Pay") in consideration for Employee's agreement to the terms of this Agreement. This payment shall be made at least eight (8) days after receiving the original of this agreement signed by Employee, without revocation.

2.

The termination of employment occurred on October 28, 2014. All salary and accrued but unused vacation due Employee has been paid.

3.

Employee shall be entitled to all benefits upon termination for which he is qualified in accordance with the various benefit pians in existence at the time of termination.

4.

The Employee, in exchange for the payments provided for above, freely and voluntarily agrees to the Waiver and Release set forth below. The Employee further acknowledges that the payment provided under paragraph I above is not provided for under any Employer policy or practice and is consideration in addition to anything of value to which the Employee is already entitled.

C.

Waiver and Release of Claims hy Employee. Except for the obligations created under this Agreement, Employee, on behalf of Employee and Employee's heirs, personal representatives, successors and assigns. (collectively the "Employee Releasers''), hereby jointly and severally fully and forever release, acquit and discharge Employer and its successors, partners, officers, directors, shareholders, employees, agents, and any related party, and Employer's subsidiaries, affiliates, and parent and sister corporations or entities, and their respective heirs, personal representatives, successors and assigns (each and “Employee Releasee” and collectively the "Employee Releasees"'), of and from any and all claims, counterclaims and causes of action whatsoever which the Employee Rcleasors,jointly and severally, ever had, now have, or hereafter can, shall or may have against the Employee Rclcasees, jointly and severally, arising out of or in connection with the Employee' s employment with the Employer, including the termination of said employment or existing as of the effective date of this Agreement.

This release includes. but is not limited to: all claims based on Employee's employment by and termination from Employer includi ng all claims arisino under or in connection with any U.S. federal, state and municipal law, includin without limitation, the Title VII of the Civil Rights Act of 1964, as amended; the Ciil Rights Act of 1991, as amended: the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended: the Americans with Disabilities Act of 1990 as amended, the Family and Medical Leave Act of 1993; the National Labor Relations Act; the Occupational Safety and Health Act; the Rehabilitation Act of 1973, as amended: Executive Order I I 246; the Worker Adjustment Retraining and Notification Act; Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal. state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under comnon law; or arising under any policies, practices or procedures of Employer; and any Colorado statutory claim or common law claim for tort, breach of express or implied contract, wrongful discharge, intentional infliction of emotional distress, defamation, any claim for injuries incurred on the job, or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters.

Employee understands and agrees that he is waivi ng and releasing any and all claims that he now has against the Employer regardless of their nature or origin and the fact that such claim is not listed in the paragraphs above, does not mean that such claim is not included in this Agreement.  Employee expressl y covenants not to sue Employer for any claims, whether known or unknown, arising from Employee's employment relationship with Employer or any claims existing as of this date.  Nothing in this Agreement prevents Employee from filing a charge or complaint with or from participating in an investigation or proceeding conducted by any federal, state, or local agency charged with the enforcement of any employment laws, although by signing this Agreement Employee waives his or her right to individual relief based on claims asserted in such charge or complaint.

D.

No Assignment. As of the date of the signing of this Agreement, the Employee represents that he has made no assignment of any claims against any persons or organizations described in paragraph C above.

E.

Older Worker Benefit Protection Acl Requirements.  Employee hereby acknowledges that he has been informed in writing of this document, that he has at least twenty-one (21) days in which to consider whether he will sign this Agreement. Employee acknowledges that he may, but is not required, to execute this Agreement prior to the conclusion of the 21-day period.  He also acknowledges that at the time he was given this Agreement, he was informed that he should consult with an attorney before signing this Agreement.  Employee acknowledges that he has been informed that he may revoke Employee's acceptance of this Agreement and waiver of claims be delivering  a letter of revocation  to David  Dworsky  within  seven days of the  date he has signed this Agreement. He understands that this Agreement will not become effective until the eighth day following Employee's signing of this Agreement.  He understands and intends that in the event that he does not revoke Employee’s acceptance of this Agreement, within the seven-day period described in this  paragraph this Agreement and the releases contained herein, will be legally binding and enforceable on Employee, his heirs, administrators, and assigns.  The Employee further acknowledges that he will receive the Severance Pay only upon Expiration of the seven (7) day time period described above.

F.

Non-Disclosure.  In the course of employment with Employer, Employee had access to confidential and proprietary infonnation of Employer, including by way of illustration but not limitation, information regard ing plans for research, development, new products, marketing and selling, busi ness plans, budgets, unpublished financial information, customer lists, computer programs, price lists or other materials that contain, embody or disclose trade secrets, confidential. technical or proprietary information about Employer, and persons with whom Employer does business or other parties to whom Employer owes an express or implied obligation of confidentiality (collectively "the Confidential Information").  Employee agrees he shall not disclose or furnish to any person or organization this Confidential Information, or use this Confidential Information for his or her own benefit or for the benefi t of anyone else.

G.

Employee shall direct all inquiries from prospective employers to David Dworksy who will advise said prospective employers of Employee's dates of service, positions held and last salary only.

H.

Modification of Entire Agreement.  This Agreement may be modified by a writing duly signed by the Employee and Employer.  It is further understood and agreed that this is the entire agreement between the parties related to the subject matter hereof, and that no promises, representations, understandings, or warranties have been mad by any party respecting the subject of this Agreement , and all such agreements contained herein.

I.

Confidentiality. The Employer and Employee agree from the date of the execution of this Agreement, that they shall maintain the confidentiality of the existence and terms of this Agreement, and will not disclose same except as required by law or for internal business reasons of the Employer, and except to the extem the Employee is required to disclose same to his or his immediate family, or to those persons necessary for the preparation and filing of his tax returns, or for the seeking of legal counsel.  Employee shall advise such persons that the terms of this Agreement are confidential and must be treated as such by these persons.

J.

Return of Employer Property.  The Employee will return all proprietary information of the Employer including business records, client files, documents, reports, proposals, contracts, communications, working papers, computer software and all relevant passwords to computer programs and hardware currently in Employee's possession before any payment is made hereunder.   This includes any documents, and client or business contact information that Employee may have saved to his or her personal computer, but which is property of the Employer, or which Employee has compiled as part of his or her Employment with Employer.

K.  The Parties hereto expressly waive any right they would otherwise have to a jury trial in connection with the issues and disputes that are subject to this Agreement.

L. No Admission. The parties agree that the facts recited in this Agreement are recited o only for purposes of this document, and are not intended by the parties for use, nor shall they be used, as admissions or stipulations admissible in any other litigation, and that by entering into this Agreement the Employer does not establish any policy or practice thereby.

M.

Effective Date. Except as provided above, this Agreement shall become effective upon its executions by the Employer and Employee.

N. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

/s/ Alex Kramer	10/31/14
Employee	Date

/s/ David Dworsky	10/31/14
Employee	Date